As filed with the Securities and Exchange Commission on June 19, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
_____________________
Bazaarvoice, Inc.
(Exact name of Registrant as specified in its charter)
_____________________

Delaware	20-2908277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10901 Stonelake Blvd. Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)
_____________________
2012 Equity Incentive Plan
2012 Employee Stock Purchase Plan
(Full title of the plan)
_____________________
Gene Austin
Chief Executive Officer
Bazaarvoice, Inc.
10901 Stonelake Blvd.
Austin, Texas 78759
(Name and address of agent for service)
(512) 551-6000
(Telephone number, including area code, of agent for service)
_____________________
Copies to:
Kin Gill
Chief Legal Officer, General Counsel and Secretary
Bazaarvoice, Inc.
10901 Stonelake Blvd.
Austin, Texas 78759
(512) 551-6000
_____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” or an "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_____________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share:
—To be issued under the 2012 Equity Incentive Plan	4,214,392(2)	$4.70(3)	$19,807,642	$2,295.71
—To be issued under the 2012 Employee Stock Purchase Plan	842,878(2)	$4.00(4)	$3,371,512	$390.76
TOTAL:	4,924,184		$23,179,154	$2,686.47

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2012 Equity Incentive Plan (“2012 Plan”) and the 2012 Employee Stock Purchase Plan (“2012 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)
Represents annual increases on May 1, 2017 to the number of shares of the Registrant’s common stock reserved for issuance under the 2012 Plan and the 2012 ESPP, which annual increases are provided for in the 2012 Plan and the 2012 ESPP, respectively.

(3)	Estimated in accordance with Rule 457(c) and (h) under the 1933 Act solely for purposes of calculating the registration fee on the basis of $4.70 per share, which represents the average of the high and low price per share of the Registrant’s common stock on June 16, 2017 as reported on the Nasdaq Global Select Market.

(4)
Estimated in accordance with Rule 457(c) and (h) under the 1933 Act solely for the purpose of calculating the registration fee on the basis of 85% of $4.70 per share (rounding up to the nearest cent), which represents the average of the high and low price per share of the Registrant’s common stock on June 16, 2017 as reported on the Nasdaq Global Select Market. Pursuant to the 2012 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of common stock will be 85% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the last day of the offering period, whichever is lower.

BAZAARVOICE, INC.
REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 registers additional shares of common stock of Bazaarvoice, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2012 Plan and 2012 ESPP. Accordingly, the contents of the previous Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on March 1, 2012 (File No. 333-179811), September 14, 2012 (File No. 333-183923), July 3, 2013 (File No. 333-189793), July 15, 2014 (File No. 333-197439), June 25, 2015 (File No. 333-205227) and July 5, 2016 ( File No. 333-212401) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed with the Commission on June 16, 2017 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(2) All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(3) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35433) filed with the Commission on February 21, 2012, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
See the Index to Exhibits immediately following the signature pages to this Registration Statement on Form S-8, which is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 19th day of June, 2017.

BAZAARVOICE, INC.

By:	/s/ Gene Austin
Gene Austin Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Bazaarvoice, Inc., a Delaware corporation, do hereby constitute and appoint James R. Offerdahl and Kin Gill, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed as of June 19, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Gene Austin	Director and Chief Executive Officer (principal executive officer)
Gene Austin

/s/ James R. Offerdahl	Chief Financial Officer (principal financial officer and principal accounting officer)
James R. Offerdahl

/s/ Steven H. Berkowitz	Director
Steven H. Berkowitz
Director

Krista Berry

/s/ Sydney L. Carey	Director
Sydney L. Carey

/s/ Jeffrey Hawn	Director
Jeffrey Hawn

/s/ Jared Kopf	Director
Jared Kopf

Director
Thomas J. Meredith

/s/ Allison M. Wing	Director
Allison M. Wing

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	Specimen Common Stock Certificate of Bazaarvoice, Inc. (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1)
4.2*
Amended and Restated Certificate of Incorporation of the Registrant, effective upon the closing of the Registrant’s initial public offering (which is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1)

4.3*
Amended and Restated Bylaws of the Registrant, effective upon the closing of the Registrant’s initial public offering (which is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1)

5.1	Opinion of DLA Piper LLP (US)
10.1*
2012 Equity Incentive Plan and forms of agreements thereunder (which are incorporated herein by reference to Exhibits 10.5, 10.6, 10.7 and 10.7.1 to the Registrant’s Registration Statement on Form S-1)

10.2*	2012 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1)
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)
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* Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-172783), as declared effective on February 23, 2012.